<Letterhead of Parsons Behle & Latimer appears here>

201 South Main Street
Suite 1800
Salt Lake City, Utah
84111-2218
Post Office Box 45898
Salt Lake City, Utah
84145-0898
Telephone 801-532-1234
Facsimile 801-536-8111

                       Consent of Counsel


     The undersigned hereby consents to the reference to the firm of Parsons Behle & Latimer under the caption "Legal Matters" in the Registration Statement on Form S-1 of WordCruncher Internet Technologies, Inc.


                                         PARSONS BEHLE & LATIMER



                                         By: /s/ Scott R. Carpenter
                                             -----------------------------
                                                 Scott R. Carpenter

Salt Lake City, Utah
May 28, 1999